Exhibit 99.2

Education Realty Trust Announces
Second Quarter 2009 Preliminary Preleasing Statistics

MEMPHIS, Tenn., July 6, 2009 — Education Realty Trust, Inc. (NYSE: EDR), a leader in the ownership, management and development of student housing today announced its latest leasing results for the upcoming 2009 fall lease term.

2009 Leasing

As of June 29, 2009, leasing for the combined wholly-owned portfolio on a same community basis reflected approximately 82% of beds applied for and 75% leased compared to 79% and 74%, respectively, at this time last year. Leasing on a same community – legacy portfolio basis reflected approximately 84% of beds applied for and 78% leased compared to 84% and 79%, respectively, at this time last year.  Regarding the former Place portfolio, approximately 75% of the beds have been applied for and 66% have been leased compared to 63% and 58%, respectively, at this time last year.  An application is defined as a signed student lease except for the receipt of an executed parental guarantee or completion of background verification.

The Company has included a detailed, property by property status report on fall leasing for the same-community group, including EDR’s legacy and former Place portfolio. The chart accompanying this release is available at http://media.primezone.com/cache/9749/file/7071.pdf.

About Education Realty Trust

Education Realty Trust (NYSE: EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the United States. Led by a team with over 200 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 63 communities in 21 states with 37,152 owned and managed beds. For more information please visit the Company’s website at www.educationrealty.com.

Safe Harbor Statement

Statements about EDR’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on EDR’s forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause EDR’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in EDR’s annual report on Form 10-K and quarterly reports on Form 10-Q, and as described in its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:
Brad Cohen
ICR, LLC
203-682-8211
bcohen@icrinc.com

EDUCATION REALTY TRUST, INC.
Preleasing Statistics - as of June 29th

											Fall Occupancy
		Design	Applications*				Fully Executed Leases				as of Sept. 30, 2008
Community	Primary University	Beds	2009	%	2008	%	2009	%	2008	%	Beds	%

The Gables	Western Kentucky University	288	271	94.1%	254	88.2%	259	89.9%	243	84.4%	288	100.0%
The Reserve at Athens	University of Georgia	612	597	97.5%	562	91.8%	586	95.8%	547	89.4%	575	94.0%
Players Club	Florida State University	336	327	97.3%	327	97.3%	315	93.8%	305	90.8%	333	99.1%
NorthPointe	University of Arizona	912	746	81.8%	779	85.4%	620	68.0%	691	75.8%	879	96.4%
The Reserve at Clemson	Clemson University	590	564	95.6%	534	90.5%	519	88.0%	502	85.1%	569	96.4%
Pointe at South Florida	University of South Florida	1,002	665	66.4%	622	62.1%	605	60.4%	622	62.1%	875	87.3%
The Reserve on Perkins	Oklahoma State	732	515	70.4%	635	86.7%	498	68.0%	594	81.1%	723	98.8%
The Commons	Florida State University	732	572	78.1%	492	67.2%	485	66.3%	368	50.3%	598	81.7%
The Pointe at Western	Western Michigan University	876	656	74.9%	526	60.0%	603	68.8%	450	51.4%	671	76.6%
College Station at West Lafayette	Purdue University	960	923	96.1%	775	80.7%	895	93.2%	753	78.4%	902	94.0%
Commons on Kinnear	Ohio State University	502	458	91.2%	499	99.4%	445	88.6%	496	98.8%	501	99.8%
The Pointe	Penn State	984	984	100.0%	984	100.0%	984	100.0%	976	99.2%	983	99.9%
The Reserve at Columbia	University of Missouri	676	674	99.7%	676	100.0%	655	96.9%	652	96.4%	675	99.9%
Commons at Knoxville	University of Tennessee	708	688	97.2%	701	99.0%	639	90.3%	677	95.6%	707	99.9%
The Reserve on Frankford	Texas Tech	737	556	75.4%	552	74.9%	499	67.7%	498	67.6%	663	90.0%
The Reserve at Star Pass	University of Arizona	1,020	604	59.2%	877	86.0%	524	51.4%	782	76.7%	967	94.8%
The Lofts	University of Central Florida	730	665	91.1%	672	92.1%	622	85.2%	671	91.9%	726	99.5%
The Reserve on West 31st	University of Kansas	714	569	79.7%	598	83.1%	477	66.8%	559	77.6%	703	97.6%
Campus Creek	University of Mississippi	636	546	85.8%	503	79.1%	499	78.5%	432	67.9%	560	88.1%
Pointe West	University of South Carolina	480	339	70.6%	399	83.1%	334	69.6%	379	79.0%	444	92.5%
Campus Lodge	University of Florida	1,116	1,116	100.0%	875	78.4%	1,105	99.0%	853	76.4%	985	88.3%
College Grove	Middle Tennessee State Univ.	864	618	71.5%	703	81.4%	527	61.0%	675	78.1%	851	98.5%
The Reserve on South College	Auburn University	576	382	66.3%	557	96.7%	350	60.8%	505	87.7%	562	97.6%
The Avenue at Southern	Georgia Southern Univ.	624	383	61.4%	458	73.4%	317	50.8%	370	59.3%	571	91.5%

Same apartment community - Legacy portfolio		17,407	14,418	82.8%	14,560	83.6%	13,362	76.8%	13,600	78.1%	16,311	93.7%

University Towers	North Carolina State	953	953	100.0%	953	100.0%	953	100.0%	953	100.0%	953	100.0%

Total same community - Legacy portfolio		18,360	15,371	83.7%	15,513	84.5%	14,315	78.0%	14,553	79.2%	17,264	94.0%

Troy Place	Troy State Univ.	408	280	68.6%	245	60.0%	278	68.1%	224	54.9%	405	99.3%
The Reserve at Jacksonville	Jacksonville State University	504	291	57.7%	262	52.0%	238	47.2%	262	52.0%	476	94.4%
River Place	State Univ. of West GA	504	504	100.0%	274	54.4%	464	92.1%	249	49.4%	380	75.4%
Clayton Place	Clayton College & State Univ.	854	265	31.0%	281	32.9%	165	19.3%	239	28.0%	439	51.4%
Macon Place	Macon State College	336	159	47.3%	209	62.2%	120	35.7%	158	47.0%	258	76.8%
The Chase at Murray	Murray State Univ.	408	408	100.0%	246	60.3%	395	96.8%	227	55.6%	279	68.4%
Cape Place	Southeast Missouri State Univ.	360	360	100.0%	360	100.0%	356	98.9%	356	98.9%	357	99.2%
Clemson Place	Clemson University	288	280	97.2%	258	89.6%	272	94.4%	224	77.8%	265	92.0%
The Reserve at Martin	Univ. of Tenn. - Martin	384	301	78.4%	208	54.2%	236	61.5%	199	51.8%	265	69.0%
Carrollton Place	State Univ. of West GA	336	261	77.7%	329	97.9%	250	74.4%	318	94.6%	333	99.1%
The Pointe at Southern	Georgia Southern Univ.	528	340	64.4%	452	85.6%	255	48.3%	416	78.8%	494	93.6%
Berkeley Place	Clemson University	480	480	100.0%	347	72.3%	475	99.0%	319	66.5%	445	92.7%
Western Place	Western Kentucky University	504	469	93.1%	241	47.8%	408	81.0%	211	41.9%	429	85.1%

Same apartment community - Former Place Portfolio		5,894	4,398	74.6%	3,712	63.0%	3,912	66.4%	3,402	57.7%	4,825	81.9%

Total same community - Wholly-owned portfolio		24,254	19,769	81.5%	19,225	79.2%	18,227	75.2%	17,955	74.0%	22,089	91.1%

* An application is defined as a signed student lease without the receipt of an executed parental guarantee, which can take time to obtain.